Exhibit (n)(1)(ii)

MULTIPLE CLASS PLAN

FOR STERLING CAPITAL FUNDS

This constitutes a MULTIPLE CLASS PLAN (the “Plan”) of the Sterling Capital Funds, a Massachusetts business trust (the “Trust”), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Plan describes each class of the Trust’s units of beneficial interest offered by one or more series of the Trust (each a “Fund” and collectively the “Funds”).

WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

WHEREAS, the Board of Trustees of the Trust (the “Board of Trustees”), including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

NOW, THEREFORE, the Trust designates the Plan as follows:

1. Designation of Classes. The Trust shall offer its units of beneficial interest (“Shares”) in five classes: Class S Shares, Class R Shares, Institutional Shares, Class A Shares, Class B Shares, and Class C Shares.

2. Purchases. Class A, Class B, and Class C Shares are distributed to the general public pursuant to procedures outlined in the Trust’s Registration Statement. Institutional Shares may be purchased through procedures established by the distributor in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of customers of BB&T Financial Corporation or one of its affiliates, as outlined in the Trust’s Registration Statement. Class S Shares may be purchased by customers of Sterling Capital Management, LLC (“Sterling Capital) or its affiliates in accordance with the procedures outlined in the Trust’s Registration Statement. Class R Shares may be purchased by certain specified benefit plans in accordance with the procedures outlined in the Trust’s Registration Statement. Purchase minimums will be set forth in the Trust’s current Registration Statement, and may be amended or supplemented from time to time.

3. Shareholder Services. Institutional, Class R, Class A, Class B, and Class C Shareholders may make automatic investments in a Fund from their bank accounts and receive automatic payments from their accounts. These services are not offered to Shareholders of Class S Shares.

4. Sales Charges.

Class R Shares

Class R Shares are not subject to a sales charge at the time of purchase or upon redemption.

Class S Shares

Class S Shares are not subject to a sales charge at the time of purchase or upon redemption.

Institutional Shares

Institutional Shares are not subject to a sales charge at the time of purchase or upon redemption.

Class A Shares

Class A Shares, except Class A Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Sales charges may be waived in accordance with the Trust’s current Registration Statement. If a Shareholder for whom sales charges have been waived redeems Class A Shares prior to the second anniversary of purchase, the Shareholder may be subject to a Contingent Deferred Sales Charge in accordance with the Trust’s current Registration Statement.

Class B Shares

If a Shareholder redeems Class B Shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the Trust’s current Registration Statement. The Contingent Deferred Sales Charge may be waived in accordance with the Trust’s current Registration Statement.

Class C Shares

If a Shareholder redeems Class C Shares prior to the first anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the Trust’s current Registration Statement. The Contingent Deferred Sales Charge may be waived in accordance with the Trust’s current Registration Statement.

5. Distribution and Shareholder Services Fee.

Class R Shares

Class R Shares are subject to a distribution and shareholder services fee assessed in accordance with the distribution and shareholder services plan adopted by the Trust (the “Plan”) (the “R Share Fee”).

Class S Shares

Class S Shares are not subject to a distribution and shareholder services fee.

Institutional Shares

Institutional Shares are not subject to a distribution and shareholder services fee.

Class A Shares

Class A Shares are subject to a distribution and shareholder services fee assessed in accordance with the Plan (the “A Share Fee”).

Class B and Class C Shares

Class B and Class C Shares of the Fund also are subject to a distribution and shareholder services fee assessed in accordance with the Plan (“B and C Share Fee”). Each of the R Share Fee and the A Share Fee is lower than the B and C Share Fee.

6. Exchanges

Class R Shares

Class R Shares of a Fund may be exchanged for Class R Shares of another Fund. Class R Shares may not be exchanged for Class A, Class B, Class C, or Class S Shares and may be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

Class S Shares

Class S Shares of a Fund may be exchanged for Class S Shares of another Fund. Class S Shares may not be exchanged for Class A, Class B, Class C, Class R or Institutional Shares.

Institutional Shares

Institutional Shares of a Fund may be exchanged for Institutional Shares of another Fund. Institutional Shares may also be exchanged for Class A Shares, if the Shareholder ceases to be eligible to purchase Institutional Shares. Institutional Shares may not be exchanged for Class R, Class S, Class B or Class C Shares.

Class A

Class A Shares may be exchanged for Class A Shares of another Fund. Class A Shares may not be exchanged for Class R, Class S, Class B or Class C Shares and may be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

Class B Shares

Class B Shares of a Fund may be exchanged for Class B Shares of another Fund. Class B Shares may not be exchanged for Class R, Class S, Class A or Class C Shares and may be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

Class C Shares

Class C Shares of a fund may be exchanged for Class C Shares of another fund. Class C Shares may not be exchanged for Class R, Class S, Class A or Class B Shares and may only be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

7. Conversions. Class B Shares are the only class of shares with conversion rights. Class B Shares which have been outstanding for the period ending eight years after the end of the month in which the Shares were purchased will automatically convert to Class A Shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee, or other charge.

8. Redemptions. Unless otherwise indicated in the Trust’s current Registration Statement, Class R Shares, Class S Shares, and Institutional Shares generally may be redeemed without charge. Class A, Class B and Class C Shares may be subject to a Contingent Deferred Sales Charge as outlined in Section 4.

9. Voting Rights. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

10. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

11. Dividends. The amount of dividends payable on Institutional Shares and Class S Shares may be more than the dividends payable on Class R, Class A, Class B, or Class C Shares because of the R Share Fee, A Share Fee and the B and C Share Fee charged to Class R, Class A, Class B, and Class C Shares, respectively, pursuant to the Plan. The amount of dividends payable on Class R or Class A Shares may be more than that payable on Class B or Class C Shares because of the higher B and C Share Fee charged to Class B and Class C Shares pursuant to the Plan.

12. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

13. The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated February 1, 2011, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of Sterling Capital Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

Adopted by the Board of Trustees on September 21, 1995, as most recently amended May 20, 2011.

As Revised November 18, 2011

EXHIBIT A

to the Multiple Class Plan

Class A Shares

Class B Shares

Class C Shares

Class R Shares

Class S Shares

Institutional Shares

Each of the portfolios of the Sterling Capital Funds (the “Trust”) set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Class A Shares, the Class B Shares, the Class C Shares, the Class R Shares, the Class S Shares, and the Institutional Shares of such portfolio as indicated:

Select Equity Fund	International Index Fund
Class A Shares	Class A Shares
Class B Shares	Class C Shares
Class C Shares	Institutional Shares
Institutional Shares	Class R Shares
Class R Shares

Mid Value Fund	Small Value Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R Shares	Class R Shares

Intermediate U.S. Government Fund	Short-Term Bond Fund
Class A Shares	Class A Shares
Class B Shares	Class C Shares
Class C Shares	Institutional Shares
Institutional Shares	Class R Shares
Class R Shares

International Fund	National Tax-Free Money Market Fund
Class A Shares	Class A Shares
Class B Shares	Class C Shares
Class C Shares	Institutional Shares
Institutional Shares	Class R Shares
Class R Shares

Special Opportunities Fund	Equity Index Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R Shares	Class R Shares

Total Return Bond Fund	North Carolina Intermediate Tax-Free Fund
Class A Shares	Class A Shares
Class B Shares	Class C Shares
Class C Shares	Institutional Shares
Institutional Shares	Class R Shares
Class R Shares

Virginia Intermediate Tax-Free Fund	South Carolina Intermediate Tax-Free Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R Shares	Class R Shares

West Virginia Intermediate Tax-Free Fund	U.S. Treasury Money Market Fund
Class A Shares	Class A Shares
Class C Shares	Class B Shares
Institutional Shares	Class C Shares
Class R Shares	Institutional Shares
Class R Shares

Prime Money Market Fund	Strategic Allocation Growth Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R Shares	Class R Shares

Strategic Allocation Conservative Fund	Strategic Allocation Balanced Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R Shares	Class R Shares

Strategic Allocation Equity Fund
Class A Shares
Class B Shares
Class C Shares
Institutional Shares
Class R Shares

Kentucky Intermediate Tax-Free Fund	Maryland Intermediate Tax-Free Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R Shares	Class R Shares

Equity Income Fund	Corporate Fund
Class A Shares	Class S Shares
Class B Shares
Class C Shares
Institutional Shares
Class R Shares

Securitized Opportunities Fund
Class S Shares